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                                                                    Exhibit 10.5

                            PRIDE INTERNATIONAL, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                             PARTICIPATION AGREEMENT

            THIS PARTICIPATION AGREEMENT (this "Participation Agreement"), entered into effective as of August 12, 2004 (the "Effective Date"), by and between Pride International, Inc. (the "Company"), and Louis A. Raspino (the "Executive");

                                   WITNESSETH:

            WHEREAS, the Company has established the Pride International, Inc. Supplemental Executive Retirement Plan, as amended and restated effective May 18, 2004 (the "Plan"), to generally assist the Company and its Affiliates in retaining, attracting and providing a retirement benefit to certain selected salaried officers and other key management employees; and

            WHEREAS, the Company and the Executive have entered into an employment agreement, effective as of December 3, 2003 (the "Employment Agreement"); and

            WHEREAS, the Committee has selected the Executive for participation in the Plan as more fully described herein; and

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Company and the Executive agree to the form of this Participation Agreement as follows:

            1. Reference to Plan. Terms not otherwise defined herein shall have the same meaning as ascribed thereto in the Plan. This Participation Agreement is being entered into in accordance with and subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee and are still in effect on the date hereof. The Executive acknowledges he has received a copy of, and is familiar with the terms of, the Plan which are hereby incorporated herein by reference.

            2. Benefit Percentage. As of the Effective Date and subject to the forfeiture and vesting requirements of the Plan as supplemented by this Participation Agreement, the Executive is a Participant in the Plan and is entitled to a SERP Benefit equal to 40% of Final Annual Salary, as described in
Section 4 of the Plan, subject to the applicable reduction factor as set forth in Section 4.8 of the Plan for payments provided before Executive's Normal Retirement Date.

            3. Vesting. The Executive's contingent right to receive the SERP Benefit shall vest on the dates and in the percentages as set forth below; provided, however, that in the event of the Executive's "Termination" (as defined in the Employment Agreement) the benefits payable under the Plan shall be fully vested:

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
   Date                            Percentage Vested
   ----                            -----------------
January 2, 2004                          20%
January 2, 2005                          40%
January 2, 2006                          60%
January 2, 2007                          80%
January 2, 2008                          100%

Except for the amount of the benefit payable being reduced to the applicable Percentage Vested set forth above, any benefit payable under this paragraph 3 shall be payable on all of the same terms and conditions, including timing, set forth in the Plan for a Early or Normal Retirement Benefit, as applicable.

            4. Early Retirement. As of the Effective Date, the Executive shall be deemed to have met the Service requirement for purposes of determining eligibility for an Early Retirement Benefit as provided in Section 4.2 of the Plan.

            5. Change in Control. To the extent the Executive is entitled to a supplemental payment (a "gross up payment") to be made pursuant to the Employment Agreement to the Executive as necessary to offset or mitigate the impact of the golden parachute excise tax on the Executive, such provision shall control with respect to any benefit paid to the Executive pursuant to Section
4.4 of the Plan.

            6. Tax Withholding. The Executive agrees that the payor of the Plan benefit may take whatever steps the payor, in its sole discretion, deems appropriate or necessary to satisfy state and federal income tax, social security, Medicare, other tax withholding obligations arising out of the benefits payable under this Participation Agreement.

            7. Status of Participation Agreement. The benefits payable under this Participation Agreement shall be independent of, and in addition to, any other agreement relating to the Executive's employment that may exist from time to time between the parties hereto, or any other compensation payable by the Employer to the Executive, whether salary, bonus or otherwise. This Participation Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof, except as expressly stated, restrict the right of the Employer to discharge the Executive or restrict the right of the Executive to terminate the Executive's employment.

            8. Entire Agreement. Except as otherwise provided in this Section 8, this Participation Agreement and the Plan constitute the entire understanding between the parties hereto with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements are superseded in their entirety by this Participation Agreement and the Plan. The terms and conditions of this Participation Agreement and the Plan supersede
Section 3.04(i) of the Employment Agreement or any such other successor provision and Section 3.04(i) of the Employment Agreement is not applicable to any benefit under the Plan. Executive acknowledges this Plan was in effect prior to the effective date of the Employment Agreement and therefore is not subject to Section 3.05(f) of the Employment

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Agreement or any such other successor provision. This Participation Agreement may be amended, modified or terminated, in whole or in part, at any time by a written instrument executed by both parties hereto. Notwithstanding anything to the contrary in the Plan, this Participation Agreement may set forth specific terms or provisions modifying the terms of the Plan with respect to the Executive, and the terms of this Participation Agreement shall be controlling. Except as explicitly provided in this Section 8, this Participation Agreement is not intended to constitute a waiver by the Executive of any rights or benefits that he may have under the Employment Agreement and if any provision of the Employment Agreement is more favorable to the Executive than the provisions of the Plan or this Participation Agreement, such more favorable provision of the Employment Agreement shall control.

            9. Severability. If, for any reason, any provision of this Participation Agreement is held invalid, in whole or in part, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If this Agreement or any portion thereof conflicts with any law or regulation governing the activities of the Employer, this Participation Agreement or appropriate portion thereof shall be deemed invalid and of no force or effect.

            10. Governing Law. This Participation Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

            IN WITNESS WHEREOF, the parties have executed this Participation Agreement (in multiple copies) on August 20, 2004, but effective as of the day and year first above written.

                                              PRIDE INTERNATIONAL, INC.

                                              By /s/ Paul A. Bragg
                                                 -------------------------------
                                                 Paul A. Bragg
ATTEST:                                          Chief Executive Officer

/s/ W. Gregory Looser
-----------------------------
W. Gregory Looser
Secretary

                                                 /s/ Louis A. Raspino
                                                 -------------------------------
                                                 EXECUTIVE

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